UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2026

FORTUNE BRANDS INNOVATIONS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-35166	62-1411546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Horizon Way Building N
Deerfield, Illinois		60015-3888
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 847 484-4400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FBIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2026, the Board of Directors (the “Board”) of Fortune Brands Innovations, Inc. (“Fortune Brands” or the “Company”) elected Mr. Victor Grizzle as a Class I member of the Board, effective January 1, 2027. Mr. Grizzle will serve on the Board for a term continuing until the 2027 Annual Meeting of Stockholders. The Board also appointed Mr. Grizzle to serve as a member of the Nominating and Governance Committee and the Compensation Committee.

The Board determined that Mr. Grizzle qualifies as an independent director, including for purposes of serving on the Compensation Committee, under the New York Stock Exchange listing rules and the rules and regulations of the Securities Exchange Act of 1934 (the “Exchange Act”). There are no arrangements or understandings between Mr. Grizzle and any other person pursuant to which Mr. Grizzle was selected as a director. There are no family relationships between Mr. Grizzle and any director or executive officer, and there are no transactions in which Mr. Grizzle has or will have an interest that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Exchange Act. Mr. Grizzle will participate in the compensation program for non-employee directors described in its Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission on March 30, 2026 (the “Proxy Statement”).

Also on November 6, 2026, Mr. A. D. David Mackay notified the Company that he intends to retire from the Board, effective December 9, 2026. Mr. Mackay's decision to retire is in keeping with the Company’s disclosure in the Proxy Statement that Mr. Mackay intended to retire prior to the Company’s 2027 Annual Meeting of Stockholders and not because of a disagreement with the Company on any matter.

In connection with Mr. Grizzle’s election to the Board and Mr. Mackay’s retirement from the Board, Ms. Ann Fritz Hackett, with her consent, has been reclassified, effective as of December 9, 2026, as a Class III director, solely for the purpose of rebalancing the members of the Board into three classes that are as nearly equal in size as is reasonably practicable, consistent with the Company’s Amended and Restated Certificate of Incorporation. On November 6, 2026, Ms. Hackett notified the Company that she intends to retire from the Board, effective immediately following the 2027 Annual Meeting of Stockholders. Ms. Hackett’s decision to retire is in keeping with the Company’s previous disclosures about anticipated future director retirements and not because of a disagreement with the Company on any matter.

The Company thanks Mr. Mackay and Ms. Hackett for their years of service on the Board.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on November 9, 2026 is furnished as Exhibit 99.1 to this Form 8-K (the “Press Release”) and is hereby incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated November 9, 2026, issued by Fortune Brands Innovations, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortune Brands Innovations, Inc.

Date:	November 9, 2026	By:	/s/ Jack N. Melamed
Jack N. Melamed Interim Chief Legal Officer and Corporate Secretary